UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2007

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma		73134
(Address of principal executive offices)		(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Gulfport previously reported that on October 29, 2007, Robert E. Brooks resigned as a director of Gulfport Energy Corporation to devote more time to his personal business. On November 9, 2007, the Board of Directors appointed Donald Dillingham as a member of the Board and its audit and nominating and corporate governance committees to fill the vacancies on the Board and such committees created by Mr. Brooks’ resignation. The Board has determined that Mr. Dillingham qualifies as an independent director under NASDAQ Marketplace Rules and other applicable rules and regulations for purposes of serving on the Board and such committees.

Mr. Dillingham, 45, is a Chartered Financial Analyst, a Certified Public Accountant and a Certified Financial Planner. Since August 2001, Mr. Dillingham has served as the Senior Portfolio Manager for Avondale Investments, LLC and Merit Advisors, Inc., each of which is a registered investment advisor. Mr. Dillingham is currently the Senior Portfolio Manager for two mutual funds, a member of the investment committee of Merit Advisors, Inc. and the Vice-President/Treasurer of the Merit Advisors Investment Trust. Mr. Dillingham received a Bachelors of Business and Administration in Accounting from the University of Oklahoma and his Masters of Business and Administration in Finance from Oklahoma City University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: November 14, 2007	By:	/s/ MICHAEL G. MOORE
Michael G. Moore
Chief Financial Officer